FactSet Hosts Investor Day 2024

FactSet is Harnessing the Power of AI to Supercharge Financial Intelligence and Enhance Client Workflows
Company Reaffirms Full-Year Fiscal 2025 Guidance; Announces New Medium-Term Outlook

NORWALK, Conn., November 14, 2024 -- FactSet (NYSE: FDS | NASDAQ: FDS), a global financial digital platform and enterprise solutions provider, today will host an Investor Day to provide an in-depth look into the Company’s strategic priorities and financial outlook, and also preview its new innovations and tailored workflow solutions.

“Our clients’ demand for connected, quality data to support financial decision-making has never been clearer,” said Phil Snow, Chief Executive Officer of FactSet. “As a trusted enterprise partner with a broad data and technology ecosystem, we are uniquely positioned to unlock value for our clients’ workflows to supercharge their financial intelligence and capture opportunities in a growing market.”

FactSet Investor Day 2024 will highlight:

•FactSet’s differentiated solutions and market-leading franchises: Through its flexible data, technology, and AI-powered workflow solutions, FactSet fuels critical decisions for the global financial community. FactSet products are supercharging workflows for clients, including 95 of the top 100 asset managers, approximately 75% of the top 50 global investment banks, and 100K+ advisor desktops.
•A large and growing addressable market: FactSet today has a total addressable market of $40B+ and through its open, multi-cloud approach enhanced with AI, FactSet is the enterprise partner of choice.
•Multiple growth avenues: FactSet’s growth strategy is focused on expanding and deepening client relationships; innovating with new products and technologies; enhancing AI and analytics capabilities; and increasing its footprint through core product offerings.
•Operating discipline and a strong financial foundation: FactSet is building on its proven track record of consistent growth through all economic cycles by maintaining a disciplined capital allocation framework of sustained organic investment, return of capital to shareholders, and a strategic approach to M&A to drive sustainable growth acceleration and value creation.

FactSet reaffirms its fiscal 2025 guidance and continues to expect:
•Organic ASV in the range of $90 million to $140 million
•GAAP revenues in the range of $2,285 million to $2,305 million
•GAAP operating margin in the range of 32.5% to 33.5%
•Adjusted operating margin in the range of 36.0% to 37.0%
•Annual effective tax rate in the range of 17% to 18%
•GAAP diluted EPS in the range of $15.10 to $15.70
•Adjusted diluted EPS in the range of $16.80 to $17.40

Please see below for a reconciliation of GAAP to adjusted metrics.

FactSet announces its new medium-term outlook:

•Organic ASV growth of mid-to-high single digits on average annually through fiscal 2028
•Adjusted operating margin of 37% to 38% by year end fiscal 2028

•Adjusted diluted EPS growth of high single digits to low double digits on average annually through fiscal 2028

FactSet’s Investor Day will include presentations and discussions from:

•Phil Snow, Chief Executive Officer
•Helen Shan, Chief Financial Officer
•Goran Skoko, Chief Revenue Officer
•Kate Stepp, Chief Technology Officer
•John Costigan, Chief Data Officer
•Kristina Karnovsky, Head of Dealmakers & Wealth
•Rob Robie, Head of Institutional Buy-Side

Webcast Replay

The event is by invitation only, and registration is required. Analysts and institutional investors interested in attending the event virtually or in person can request an invitation at factset.com/ID24. A webcast recording with accompanying slides will be available at investor.factset.com.

Forward-looking Statements

This news release contains forward-looking statements based on management's current expectations, assumptions, estimates, forecasts and projections as of the date such statements are made about future events and circumstances. All statements that address expectations, guidance, outlook or projections about the future, including statements about our strategy, future financial results, anticipated growth, expected expenditure, product development, market position and trends, are forward-looking statements. Forward-looking statements may be identified by words like “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” "outlook," “should,” “indicates,” “continues,” “may,” and similar expressions. These statements are not guarantees of future performance and involve numerous risks, uncertainties, and assumptions.

Many factors, including those discussed more fully in FactSet's filings with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K and quarterly reports on Form 10-Q, could cause results to differ materially from those stated. These documents are available on our website at http://investor.factset.com and on the SEC's website at http://www.sec.gov. FactSet believes our expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, we undertake no obligation to update any forward-looking statements made in this release whether because of new information, future events or otherwise.

About Non-GAAP Financial Measures

Financial measures in accordance with U.S. GAAP including operating margin and diluted earnings per share have been adjusted. FactSet uses these adjusted financial measures both in presenting its results to stockholders and the investment community and in its internal evaluation and management of the business. The Company believes that these adjusted financial measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these adjusted financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Adjusted operating income margin and adjusted diluted earnings per share exclude acquisition-related intangible asset amortization and non-recurring items. The Company believes that these adjusted financial measures help to fully reflect the underlying economic performance of FactSet.

Business Outlook Operating Margin, Net Income and Diluted EPS

(Unaudited)
Figures may not foot due to rounding	Annual Fiscal 2025 Guidance
(In millions, except per share data)	Low end of range	High end of range
Revenues	$2,285	$2,305
Operating income	$765	$749
Operating margin	33.5%	32.5%
Intangible asset amortization	80	81
Adjusted operating income	$845	$830
Adjusted operating margin (a)	37.0%	36.0%

Net income	$598	$577
Intangible asset amortization	66	66
Discrete tax items	(4)	(3)
Adjusted net income	$660	$640

Diluted earnings per common share	$15.70	$15.10
Intangible asset amortization	1.73	1.73
Discrete tax items	(0.03)	(0.03)
Adjusted diluted earnings per common share	$17.40	$16.80
(a)Adjusted operating margin is calculated as Adjusted operating income divided by Revenues
About FactSet

FactSet (NYSE:FDS | NASDAQ:FDS) helps the financial community to see more, think bigger, and work better. Our digital platform and enterprise solutions deliver financial data, analytics, and open technology to more than 8,200 global clients, including over 216,000 individual users. Clients across the buy-side and sell-side, as well as wealth managers, private equity firms, and corporations, achieve more every day with our comprehensive and connected content, flexible next-generation workflow solutions, and client-centric specialized support. As a member of the S&P 500, we are committed to sustainable growth and have been recognized among the Best Places to Work in 2023 by Glassdoor as a Glassdoor Employees’ Choice Award winner. Learn more at www.factset.com and follow us on X and LinkedIn.

FactSet Investor Relations:
Yet He
+1.212.973.5701
yet.he@factset.com

Media Relations:
Megan Kovach
+1.512.736.2795
megan.kovach@factset.com